SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

(Amendment No. 1)

Check the appropriate box:

[X]  Preliminary Information Statement

[  ]  Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[  ]  Definitive Information Statement

LIPIDVIRO TECH, INC.

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[  ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)  Title of each class of securities to which transaction applies:  N/A.

(2)  Aggregate number of securities to which transaction applies:  N/A.

(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):  N/A.

(4)  Proposed maximum aggregate value of transaction:  N/A.

(5)  Total fee paid:  N/A.

[  ]  Fee paid previously with preliminary materials.

[  ]  Check box if any part of the fee is offset as provided by Exchange Act

     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration number,

     or the Form or Schedule and the date of its filing.

         (1)   Amount Previously Paid:  $0.

         (2)   Form, Schedule or Registration Statement No.:  N/A

         (3)   Filing Party:  N/A

         (4)   Date Filed:  N/A

Contact Person:

Branden T. Burningham, Esq.

Suite 205, 455 East 500 South Street

Salt Lake City, Utah 84111

Tel: 801-363-7411; Fax: 801-355-7126

LIPIDVIRO TECH, INC.

1338 South Foothill Blvd., Suite 126

Salt Lake City, Utah  84108

(801) 583-9900

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

INTRODUCTION

This Information Statement is being furnished to the stockholders of LipidViro Tech, Inc., a Nevada corporation (the “Company,” “LipidViro,” “we”, “our” or “us” or words or similar import), in connection with certain corporate actions (the “Proposals”) unanimously approved by our Board of Directors.  Thomas J. Howells; Kelly Trimble; and Travis T. Jenson, who collectively hold a total of 10,036,000 shares of our common stock, representing approximately 55.9% of our 17,964,830 outstanding voting securities (the “Majority Stockholders”), have also adopted, by written consent, all of the Proposals.  No other votes are required or necessary to adopt and complete the Proposals.

The Proposals are as follows:

Proposal No. 1.     To amend our Articles of Incorporation to effect a reverse split of our outstanding common stock on a one-for-14 basis, while retaining the current par value of one mill ($0.001) per share, with appropriate adjustments being made in our additional paid in capital and stated capital accounts, with all fractional shares to be rounded up to the nearest whole share.

The amendment to our Articles of Incorporation will become effective on the later of (i) the opening of business on _______, 2008; or (ii) a date that is at least 21 days from the mailing of this Information Statement to our stockholders (the “Effective Date”).

Proposal No. 2:     To approve the sale of certain of our patent rights and the inventions covered thereby, which collectively constitute substantially all of the Company’s assets (the “Technology”);

Proposal No. 3:  To approve the transfer and divesture of our wholly-owned subsidiary, LipidViro Tech, Inc., a Utah corporation, to Benedente Holdings, LLC, a Wyoming limited liability company (“Benedente”), pursuant to a Subsidiary Disposition Agreement under which Benedente has agreed to indemnify the Company against all  Company indebtedness outstanding at March 31, 2008.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE TRANSACTIONS; PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTIONS; OR PASSED UP0N THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS DOCUMENT.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

APPROXIMATE DATE OF MAILING: _________, 2008.

PROPOSAL 1

ONE-FOR-14 REVERSE STOCK SPLIT

General

On April 2, 2008, our Board of Directors and the Majority Stockholders unanimously approved a one-for-14 reverse stock split of our issued and outstanding shares of common stock.  The Board of Directors and the Majority Stockholders determined that by reducing the number of shares of our common stock from 17,964,830 shares to approximately 1,283,202 shares, the Company will be better positioned to effect our business strategy of entering into a business combination with a private entity that has current business operations.

The reverse stock split, when implemented, will not change the par value of our common stock or change the number of authorized shares thereof.  Following the reverse split, each stockholder will hold approximately the same percentage of our outstanding common stock immediately following the reverse stock split as such stockholder held immediately prior to the reverse stock split.

Uncertainties with Regard to the Reverse Stock Split

There is no assurance that once the reverse stock split is effected that we will be able to consummate a business combination.  We do not have any current intention to pursue any particular entity and no entity has approached us regarding a possible business combination.

Although our common stock is currently quoted on the OTC Bulletin Board under the symbol “LPVT,” there is no active or liquid trading market for our common stock, and there can be no assurance that an active or liquid trading market will develop in the future.  As such, we are not able to predict what, if any, impact the reverse stock split will have on the market or market price for our common stock.  The bid quotation per new share of our common stock after the reverse stock split may not rise or remain constant in proportion to the reduction in the number of old shares of our common stock outstanding before the reverse stock split.  Accordingly, the total market capitalization of our common stock after the reverse stock split may be lower than the total market capitalization before the reverse stock split.  As of May 29, 2008, the closing bid price of our common stock on the OTC Bulletin Board was $0.02 per share.

Principal Effects of the Reverse Stock Split

Corporate Matters

The reverse stock split will be effected simultaneously for all of our common stock and the exchange ratio will be the same for all of our common stock.  Any fractional shares that would otherwise be issuable to any shareholder as a result of the reverse stock split shall be rounded up to the nearest whole share.  Following the reverse split, each stockholder will hold approximately the same percentage of our outstanding common stock immediately following the reverse stock split as such stockholder held immediately prior to the reverse stock split.

Following the reverse stock split, we will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Fractional Shares

No scrip or fractional certificates will be issued in connection with the reverse stock split.  Instead, any fractional share that results from the reverse stock split will be rounded up to the next whole share.  This is being done to avoid the expense and inconvenience of issuing and transferring fractional shares of our common stock as a result of the reverse stock split.

Effective Increase in Authorized and Unissued Shares

As of April 2, 2008, 150,000,000 shares of our common stock were authorized, of which 17,964,830 shares were issued and outstanding.  Although the number of shares of common stock we are authorized to issue will not change as a result of the reverse stock split, the reverse split will reduce the number of issued and outstanding shares of our common stock and will effectively increase the number of authorized and unissued shares available for future issuance.  Authorized and unissued shares may be issued for such purpose or purposes as may be determined by the Board of Directors including, but not limited to, financings and acquisitions.  We do not have any current intentions or understandings to issue the additional authorized but unissued shares of common stock that will result from the reverse stock split, although we expect to issue a portion of such shares if we acquire an entity that has business operations.  If we issue additional shares, the ownership interest of holders of common stock will be diluted.

Accounting Matters

The reverse stock split will not affect the par value of our common stock. As a result, as of the effective time of the reverse stock split, the stated capital on our balance sheet attributable to our common stock will be reduced proportionately based on the reverse stock split ratio and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced.  The per share net income or loss and net book value of our common stock will also change because there will be fewer shares of our common stock outstanding.

Potential Anti-Takeover Effect

Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction for the combination of us with another company), the reverse stock split is not a response to any effort of which we are aware to accumulate our shares of common stock or obtain control of the Company, nor is it part of a plan by our management to recommend a series of similar amendments to our Board of Directors and stockholders.

PROPOSAL 2

APPROVAL OF THE SALE OF THE TECHNOLOGY

On January 3, 2008, LipidViro Tech, Inc., a Utah corporation (“LipidViro Utah”), which is a wholly-owned subsidiary of the Company, and which maintains its principal executive offices at the executive offices of the Company, 1338 South Foothill Blvd., Suite 126, Salt Lake City, Utah  84108

entered into an Option Agreement with AcquiSci, Inc., a New Jersey corporation located at 400 4th Avenue, Belmar, New Jersey  07719 (“AcquiSci”).  In consideration of the sum of $100, LipidViro Utah granted to AcquiSci an option to purchase certain patent rights in technology owned by LipidViro Utah, which comprises substantially all of its assets, and by extension, substantially all of the Company’s assets (the “Technology”), for a period of 60 days from the date of the Option Agreement.  AcquiSci had the right to exercise its option by executing the Agreement to Purchase Technology (the “Purchase Agreement”) that was attached as Exhibit “B” to the Option Agreement.

 The Technology includes the following 12 patent applications, together with related documentation, prototypes, know-how, trade secrets and technical data:

Title

Serial No.

Filing Date and Status

Viral Inactivation Using Ozone

10/910,439

Aug.  2, 2004 (pending)(1)

Ozone Delivery System Including Gas/

10/910,485

Aug.  2, 2004 (lapsed)

Fluid Contacting Devices and Method of Use

Viral Inactivation Using Ozone

10/963,139

Oct. 11, 2004 (pending)(2)

Ozone Delivery System Including Gas/

10/963,477

Oct. 11, 2004 (pending)(3)

Fluid Contacting Devices and Method of Use

Viral Inactivation Using Ozone

PCT/US04/025135

Aug. 2, 2004 (lapsed)

Ozone Delivery System Including Gas/

PCT/US04/025656

Aug. 2, 2004 (lapsed)

Fluid Contacting Devices and Method of Use

Treatment of Cardiovascular Diseases with Ozone

60/928,027

May 7, 2007 (lapsed)

(Provisional Application)

Prion Inactivation with Ozone

60/937,230

June 26, 2007 (pending)

(Provisional Application)

Treatment of Acute Ischemic Brain Stroke

60/841,859

Sept. 1, 2006 (lapsed)

with Ozone

(Provisional Application)

Treatment of Inflammatory Disorders

60/937,229

June 26, 2007 (pending)

with Ozone

(Provisional Application)

Inactivation of Pathogens in Biological Fluids

60/491,997

July 31, 2003 (lapsed)

with Ozone

(Provisional Application)

Inactivation of Pathogens in Fluids with Ozone

60/553,774

March 17, 2004 (lapsed)

(Provisional Application)

(1) A restriction requirement was issued on March 18, 2008.  A response must be filed by September 18, 2008, or the application will lapse.

(2)  A restriction requirement was issued January 24, 2008.  A response must be filed by July 24, 2008, or the application will lapse.

(3)  An office action was issued on April 8, 2008.  A response must be filed by October 18, 2008, or the application will lapse.

Under the Purchase Agreement, AcquiSci may purchase the Technology by delivering to LipidViro Utah:

(a)

the sum of $1.00;

(b)

executed releases of all claims against the Company and LipidViro Utah by Joseph Latino; Geribald Investments; Linda Sharkus; and Acquis Associates, amounting to an aggregate of $255,000, $150,000 of which was claimed by Ms. Sharkus as a series of loans to pay the Company’s operating expenses, and the remaining $105,000 of which was claimed by Geribald Investments, LLC as the amount owing to it under a written consulting agreement with the Company, dating to February, 2006, under which the Company agreed to pay to Geribald Investments $5,000 per month for two years, as well as 616,000 shares of its common stock; 560,000 Class A Warrants, and 560,000 Class B Warrants, as described in paragraph (c), below;

(c)

(i) 616,000 shares of the Company’s common stock; (ii) a Class A Warrant to purchase 560,000 shares of the Company’s common stock at a price of $0.71 per share, exercisable through June 30, 2008; and (iii) a Class B Warrant to purchase 560,000 shares of the Company’s common stock at a price of $1.43 per share, exercisable through June 30, 2008, all of which are owned by Mr. Latino and/or Geribald Investments; and

(d)

(i) 295,793 shares of the Company’s common stock; and (ii) a Class A Warrant to purchase 70,000 shares of the Company’s common stock at a price of $0.71 per share, exercisable through June 30, 2008, all of which are held by Ms. Sharkus and/or Acquis Associates.

From October 23, 2006, until her resignation on October 1, 2007, Ms. Sharkus was a director of the Company.  From June, 2003, until September 19, 2007, Mr. Latino and Geribald Investments, LLC, served as consultants to the Company, assisting with clinical trial preparation, patent writing and general research.    Mr. Latino served as an unpaid consultant from June, 2003, until February, 2006, when we signed the written consulting agreement with Geribald Investments.  Mr. Latino is a co-inventor of the Company’s technology.  In addition, Ms. Sharkus is the majority owner and controlling party of Acquis Associates, and Mr. Latino is the majority owner and controlling party of Geribald Investments.

The parties have executed the Purchase Agreement and releases and AcquiSci has deposited the sum of $1.00 and the above-referenced shares and warrants with its counsel pending closing of the transaction.  Closing of this transaction is subject to the approval of the holders of a majority of the Company’s outstanding voting securities and compliance with Regulation 14A or Regulation 14C of the Securities and Exchange Commission, as applicable.   On April 2, 2008, the Company’s Board of Directors and the Majority Stockholders voted to adopt, approve and ratify the sale of the Technology and the execution of the Option Agreement and the Purchase Agreement.  The sale of the Technology will become effective on the Effective Date, at which time our President and CEO, Kenneth Hamik, will execute an Assignment of the Technology to AcquiSci.

Based on a closing bid price of $0.04 for the Company’s common stock on January 11, 2008, the date of the Purchase Agreement, the 616,000 shares of common stock identified in paragraph (c) above and the 295,793 shares identified in paragraph (c) above would be valued at $24,640, and $11,832, respectively.  However, the market for the Company’s common stock is extremely limited and these amounts may not reflect the actual sales proceeds that a seller of the Company’s common stock would obtain in open market transactions.

The Company  is an early-stage biotechnology company.  During the calendar year ended December 31, 2007, we were engaged in research and commercial development of two primary platforms: d-OSAB Therapy, a treatment targeting cardiovascular disease and stroke; and PathPure, a purification process for production of pathogen-free biologics.

Our d-OSAB Therapy is a new, re-engineered doseable form of a traditional therapy known as OSAB-uc for uncontrolled dosing. The traditional OSAB-uc cannot be commercialized due to poor, immeasurable dosing, but has generated a lengthy, multi-year safety profile demonstrating safety and non-toxicity in over five million treatments delivered to more than 350,000 patients.

The Company has not received any revenue since its inception on May 6, 2003, and we have incurred a net loss of $5,092,250 from that date through December 31, 2007.  As of December 31, 2007, our total assets were valued at $325,747, of which $290,317, or approximately 89%, was goodwill, and our total liabilities were $1,629,050.  In addition, as of that date, our cash on hand totaled only $46, and we have been unable to obtain financing for our planned clinical trials on favorable terms.  These clinical trials were to consist of a 100-patient Phase IIa study treating patients who have suffered an ischemic brain stroke with the Company’s d-OSAB Therapy, which involves the Technology.  Without this funding, we have been unable to proceed with our plan of operation.  Accordingly, our Board of Directors and the Majority Stockholders have determined that the Company’s best course of action is to seek a merger or acquisition transaction with an operating company, and to sell the Technology in furtherance of this goal.  Once the Technology has been sold, we will no longer have the ability to conduct any clinical trials or to proceed with the rest of our business plan relating to the Technology.  However, the sale of the Technology will help make the Company a more suitable candidate for such a transaction by:

•

disposing of assets that are unlikely to be of any practical use to the Company following any such merger or acquisition transaction;

•

further reducing the number of issued and outstanding shares of our common stock, and eliminating the need to reserve a sufficient number of shares of common stock for issuance upon the exercise of the Class A Warrants and/or the Class B Warrants; and

•

eliminating the possibility of any liabilities that may stem from any legal claims that may be asserted against the Company by Joseph Latino; Geribald Investments; Linda Sharkus; and Acquis Associates.

 Even though we are not soliciting proxies in connection with the sale of the Technology, federal securities laws and regulations require that we prepare and file this Information Statement with the Securities and Exchange Commission and that we provide copies to the beneficial owners of our common stock before we can effectuate the transaction.  The sale of the Technology is not subject to the approval of any regulatory authority.  We have not obtained any report, opinion or appraisal relating to this transaction.

The Technology consists of the patent rights to certain technology relating to viral inactivation using ozone and therapeutics for treatment of ischemic stroke and various other diseases.  Copies of the Option Agreement and the Purchase Agreement, including a detailed description of the Technology, are attached as exhibits to the Company’s Current Report on Form 8-K dated January 3, 2008, which is incorporated herein by reference.

PROPOSAL 3

DISPOSITION OF ALL OF THE COMPANY’S SHARES OF LIPIDVIRO UTAH

On April 2, 2008, the Company executed a Subsidiary Disposition Agreement with its wholly-owned subsidiary, LipidViro Tech, Inc., a Utah corporation (“LipidViro Utah”); and Benedente.  Benedente is controlled by Steven Keyser, who is a director of the Company.  Under the Subsidiary Disposition Agreement, Benedente agreed to cancel the Company’s outstanding debt in favor of Benedente in the principal amount of $719,885 (the “Benedente Loans”), and the Company’s promissory note in favor of Lombard Inc. in the principal amount of $600,000 (the “Lombard Note”), which has been assigned to Benedente, including all outstanding principal and interest on both Notes, and to use its best efforts to negotiate the settlement of an additional $413,782.54 in Company indebtedness (the “Indebtedness”).

The Benedente Loans constituted a series of cash advances to the Company pursuant to two Loan Agreements that were entered into in April, 2006, and April, 2007, respectively.  The Benedente Loans bear interest at 6% per year.  As of March 31, 2008, the Company owed Benedente $447,542.16 in principal and $56,348.10 in interest on the Benedente Loans.  The Company executed the Lombard Note on September 30, 2005, as consideration for its purchase of 7,878,000 shares of Company common stock from Lombard pursuant to a Securities Purchase Option Agreement executed by the parties on April 18, 2005.   The Lombard Note bears simple interest at the rate of 5% per year.  As of March 31, 2008, the outstanding principal and accrued interest on the Lombard Note totaled $600,000 and $75,021, respectively. <./R>

 The Indebtedness includes the above-referenced $255,00 in debt owed to Ms. Sharkus and Geribald Investments, as well as an aggregate of $158,782.54 in indebtedness to 18 additional creditors, including Brigham Young University; the Company’s patent law firm; equipment suppliers; investor relations firm; accountant; transfer agent and other trade creditors for indebtedness incurred in furtherance of the Company’s business plan over a period of approximately two years.

Benedente further agreed to indemnify the Company against any and all liabilities of LipidViro outstanding as of March 31, 2008, at law or in equity, regardless of legal theory, including but not limited to: (i) all claims relating to the Indebtedness and/or the Notes; (ii) any claims for pre-judgment and post-judgment interest, court costs and attorney’s fees; and (iii) any claims based on the theory of fraudulent transfer or any similar theory as it relates to the sale of the Technology and/or the disposition of Subsidiary.  In consideration thereof, the Company agreed to transfer to Benedente all of its shares of LipidViro Utah, subject to:  (i) the prior sale of the Technology; and (ii) compliance with applicable laws and regulations.  Following the transfer of a controlling interest in LipidViro to Benedente, any of the Indebtedness that is attributable to LipidViro Utah and that Benedente is not able to settlement in full, will not be attributable to the Company,

  The Company, Mr. Keyser and Benedente determined that it would be in all parties’ best interests for Benedente to negotiate the settlement of the Indebtedness because:

•

Benedente’s efforts in this regard will constitute sufficient consideration for the transfer to Benedente of a controlling interest in LipidViro Utah; and

•

As a practical matter, Mr. Keyser, who is both Benedente’s control person and a director of the Company, will be the individual who is involved in the settlement negotiations.

The Company’s Board of Directors and the Majority Stockholders adopted and approved the Subsidiary Disposition Agreement on April 2, 2008, on the grounds that:

•

the cancellation of the Benedente Loans and the Lombard Note and the settlement of the Indebtedness will make the Company a more attractive candidate for a merger or acquisition transaction with an operating entity; and

•

following the sale of the Technology, LipidViro Utah will have no material assets or operations and will therefore be of little value to the Company.

The Subsidiary Disposition Agreement is attached as Appendix A hereto.

[THIS SPACE INTENTIONALLY LEFT BLANK]

LIPIDVIRO TECH, INC. AND LIPIDVIRO TECH INC.

UNAUDITED CONDENSED PRO FORMA BALANCE SHEET

MARCH 31, 2008

	LipidViro Tech, Inc. and Subsidiary Consolidated	Lipidviro Tech Inc. (“Subsidiary”) Unconsolidated	Adjustments		Pro Forma LipidViro Tech, Inc. (“Parent”) Unconsolidated
ASSETS:
Cash	$63	$63		$-	$-
Property and equipment, net	560	560		-	-
Definite-life intangible assets	34,637	34,637		-	-
Goodwill	290,317	290,317		-	-
Total Assets	$325,577	$325,577		$-	$-

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Liabilities:
Accounts payable	$298,152	$18,711	$[C]	(95,004)	$184,437
Related party loans	699,068	-	[C]	(189,715)
			[E]	(503,890)	5,463
Related party accrued interest	75,021	-	[E]	(75,021)	-
Related party note payable	600,000	-	[E]	(600,000)	-
Payable to LipidViro Tech, Inc.	-	3,541,892	[A]	3,541,892	-
Total Liabilities	1,672,241	3,560,603		2,078,262	189,900
Stockholders’ Equity:
Common stock	18,275	294,563	[A]	294,563
			[B]	(16,970)
			[D]	(65)	1,240
Capital in excess of par value or Additional paid-in capital	3,837,897	65,484	[A]	(3,068,386)
			[B]	16,970
			[C]	178,070
			[D]	65
			[E]	996,102	1,895,234
Deficit accumulated during the development stage	(5,202,836)	(3,595,073)	[A]	(768,069)
			[C]	106,649
			[E]	182,809	(2,086,374)
Total Stockholders’ Equity	(1,346,664)	(3,235,026)		(2,078,262)	(189,900)
Total Liabilities and Stockholders’ Equity	$325,577	$325,577		$-	$-

See accompanying notes.

LIPIDVIRO TECH, INC. AND LIPIDVIRO TECH INC.

UNAUDITED CONDENSED PRO FORMA STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2008

	LipidViro Tech, Inc. and Subsidiary Consolidated	Lipidviro Tech Inc. (“Subsidiary”) Unconsolidated	Adjustments		Pro Forma LipidViro Tech, Inc. (“Parent”) Unconsolidated
REVENUE	$-	$-		$-	$-

OPERATING EXPENSES:
Employee compensation	13,437	13,437		-	-
Other general and administrative	29,131	24,631		-	4,500
Research and development	52,972	52,972		-	-
Total Operating Expenses	95,540	91,040		-	4,500

OPERATING LOSS	(95,540)	(91,040)		-	(4,500)

OTHER EXPENSES:
Foreign currency transaction loss	(106)	(106)		-	-
Related party interest expense	(14,940)	-	[E]	14,940	-
Total Other Expenses	(15,046)	(106)		14,940	-

LOSS BEFORE INCOME TAX PROVISION	(110,586)	(91,146)		14,940	(4,500)

PROVISION FOR INCOME TAXES	-	-		-	-
NET INCOME (LOSS)	$(110,586)	$(91,146)		$14,940	$(4,500)

BASIC AND DILUTED NET INCOME (LOSS) PER SHARE					$(0.00)

See accompanying notes.

LIPIDVIRO TECH, INC. AND LIPIDVIRO TECH INC.

UNAUDITED CONDENSED PRO FORMA BALANCE SHEET

DECEMBER 31, 2007

	LipidViro Tech, Inc. and Subsidiary Consolidated	Lipidviro Tech Inc. (“Subsidiary”) Unconsolidated	Adjustments		Pro Forma LipidViro Tech, Inc. (“Parent”) Unconsolidated
ASSETS:
Cash	$46	$46		$-	$-
Property and equipment, net	747	747		-	-
Definite-life intangible assets	34,637	34,637		-	-
Goodwill	290,317	290,317		-	-
Total Assets	$325,747	$325,747		$-	$-

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Liabilities:
Accounts payable	$275,364	$18,348	$[C]	(95,004)	$162,012
Related party loans	686,124	-	[C]	(189,715)
			[E]	(496,409)	-
Related party accrued interest	67,562	-	[E]	(67,562)	-
Related party note payable	600,000	-	[E]	(600,000)	-
Payable to LipidViro Tech, Inc.	-	3,452,351	[A]	3,452,351	-
Total Liabilities	1,629,050	3,470,699		2,003,661	162,012
Stockholders’ Equity:
Common stock	18,275	294,563	[A]	294,563
			[B]	(16,970)
			[D]	(65)	1,240
Capital in excess of par value or Additional paid-in capital	3,770,672	64,412	[A]	(2,978,845)
			[B]	16,970
			[C]	178,070
			[D]	65
			[E]	996,102	1,918,622
Deficit accumulated during the development stage	(5,092,250)	(3,503,927)	[A]	(768,069)
			[C]	106,649
			[E]	167,869	(2,081,874)
Total Stockholders’ Equity	(1,303,303)	(3,144,952)		(2,003,661)	(162,012)
Total Liabilities and Stockholders’ Equity	$325,747	$325,747		$-	$-

See accompanying notes.

LIPIDVIRO TECH, INC. AND LIPIDVIRO TECH INC.

UNAUDITED CONDENSED PRO FORMA STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2007

	LipidViro Tech, Inc. and Subsidiary Consolidated	Lipidviro Tech Inc. (“Subsidiary”) Unconsolidated	Adjustments		Pro Forma LipidViro Tech, Inc. (“Parent”) Unconsolidated
REVENUE	$-	$-		$-	$-

OPERATING EXPENSES:
Consulting	411,707	411,707		-	-
Employee compensation	161,242	161,242		-	-
Other general and administrative	114,970	100,021		-	14,949
Research and development	262,864	262,864		-	-
Total Operating Expenses	950,783	935,834		-	14,949

OPERATING LOSS	(950,783)	(935,834)		-	(14,949)

OTHER EXPENSES:
Foreign currency transaction loss	(123)	(123)		-	-
Related party interest expense	(274,518)	-	[C]	106,649
			[E]	167,869	-
Total Other Expenses	(274,641)	(123)		274,518	-

LOSS BEFORE INCOME TAX PROVISION	(1,225,424)	(935,957)		274,518	(14,949)

PROVISION FOR INCOME TAXES	-	-		-	-
NET INCOME (LOSS)	$(1,225,424)	$(935,957)		$274,518	$(14,949)

BASIC AND DILUTED NET INCOME (LOSS) PER SHARE					$(0.01)

See accompanying notes.

LIPIDVIRO TECH, INC. AND LIPIDVIRO TECH INC.

NOTES TO THE UNAUDITED CONDENSED PRO FORMA FINANCIAL STATEMENTS

NOTE 1 – BASIS OF PRESENTATION

The unaudited condensed pro forma balance sheets provide, as of the dates presented, the unaudited condensed consolidated balance sheets of LipidViro Tech, Inc. and Subsidiary (“the Company”), the unaudited condensed balance sheets of Lipidviro Tech Inc. (“Subsidiary”), and the unaudited condensed pro forma balance sheets of LipidViro Tech, Inc. (“Parent”) based upon the transactions and adjustments described in Note 2 as if those transactions and adjustments had occurred on December 31, 2006.  The transactions and adjustments have not yet occurred and there is no assurance that they will be consummated.

The unaudited condensed pro forma statements of operations provide, for the periods presented, the unaudited condensed consolidated statements of operations of LipidViro Tech, Inc. and Subsidiary, the unaudited condensed statements of operations of Subsidiary, and the unaudited condensed pro forma statements of operations of Parent based upon the transactions and adjustments described in Note 2 as if those transactions and adjustments had occurred on December 31, 2006.  The transactions and adjustments have not yet occurred and there is no assurance that they will be consummated.

It is suggested that these unaudited condensed pro forma financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s December 31, 2007 audited financial statements and the Company’s March 31, 2008 condensed financial statements.  These unaudited condensed pro forma financial statements are not necessarily indicative of the separate financial positions of Parent as of the dates presented or the separate results of operations of Parent for the periods presented if the transactions and adjustments described in Note 2 had occurred on December 31, 2006.  These unaudited condensed pro forma financial statements are not necessary indicative of Parent’s future financial position or results of operations should the transactions and adjustments described in Note 2 be consummated.

NOTE 2 – PRO FORMA TRANSACTIONS AND ADJUSTMENTS

The Company is proposing to (1) effect a 1-for-14 reverse stock split of Parent’s outstanding common stock; (2) sell Subsidiary’s research for cancellation of $284,719 in liabilities, cancellation of 65,129 post-split shares of Parent’s common stock, cancellation of warrants to purchase 85,000 post-split shares of Parent’s common stock, and $1 cash; and, (3) sell 100% of Subsidiary’s common stock owned by Parent for cancellation of liabilities totaling $1,178,911 and $1,163,971 as of March 31, 2008 and December 31, 2007, respectively.  These transactions and adjustments have been reflected in these unaudited condensed pro forma financial statements as though they had occurred on December 31, 2006 using the following adjustments:

[A]

Completes the unconsolidation of Parent and Subsidiary by eliminating the payable to Parent and by returning the equity accounts to Parent’s balances.  The rest of the unconsolidation was accomplished by subtracting the Subsidiary amounts from the Company’s consolidated amounts.

[B]

Effects the 1-for-14 reverse split of Parent’s outstanding common stock by adjusting the common stock and capital in excess of par value accounts.

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LIPIDVIRO TECH, INC. AND LIPIDVIRO TECH INC.

NOTES TO THE UNAUDITED CONDENSED PRO FORMA FINANCIAL STATEMENTS

NOTE 2 – PRO FORMA TRANSACTIONS AND ADJUSTMENTS (Continued)

[C]

Cancels the $284,719 in Parent’s liabilities as part of the sale of Subsidiary’s research.  Subsidiary’s research was already eliminated in the unconsolidation and the $1 cash is to be received into Subsidiary’s bank account.

[D]

Cancels the 65,129 post-split shares of common stock and warrants to purchase 85,000 post-split shares of Parent’s common stock as part of the sale of Subsidiary’s research.  Subsidiary’s research was already eliminated in the unconsolidation and the $1 cash is to be received into Subsidiary’s bank account.

[E]

Cancels the $1,178,911 and $1,163,971 in Parent’s liabilities as of March 31, 2008 and December 31, 2007, respectively, as part of Parent’s sale of Subsidiary’s common stock.  The rest of Parent’s sale of Subsidiary’s common stock was accomplished by the unconsolidation.

NOTE 3 – PRO FORMA BASIC AND DILUTED NET INCOME (LOSS) PER SHARE

The unaudited condensed pro forma basic and diluted net income (loss) per share is calculated based upon the weighted-average number of shares outstanding as if the transactions and adjustments described in Note 2 had occurred on December 31, 2006.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth the share holdings of those persons who beneficially own more than five percent of our common stock as of April 2, 2008:

Ownership of Principal Stockholders

Title Of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class(1)
Common Stock	Thomas J. Howells 4685 S. Highland Dr., Suite 202 Salt Lake City, UT 84117	7,336,000	40.8%
Common Stock	Mark Sansom 4685 S. Highland Dr., Suite 207 Salt Lake City, UT 84117	1,400,000	7.8%
Common Stock	Kelly Trimble 4685 S. Highland Dr., Suite 207 Salt Lake City, UT 84117	1,350,000	7.5%
Common Stock	Travis T. Jenson 4685 S. Highland Dr., Suite 202 Salt Lake City, UT 84117	1,350,000	7.5%
Total		11,436,000	63.6%

(1)  Based on 17,964,830 outstanding common shares.

Security Ownership of Management

The following table sets forth the share holdings of the Company’s directors and executive officers as of April 2, 2008:

Ownership of Officers and Directors

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class(1)
Common Stock	Kenneth P. Hamik	175,000	1.0%
Common Stock	Steven Keyser 	0	-0-

(1)  Based on 17,964,830 outstanding common shares.

Changes in Control

On January 28, 2008, Jenson Services, Inc., a Utah corporation (“Jenson Services”), exercised an option whereby it or its designees would acquire 13,066,734 shares (representing 72.7%) of our issued and outstanding common stock.  These shares were purchased for the sum of $25,000 pursuant to the terms of  an Option Agreement entered into on December 18, 2007, and amended on January 23, 2008 (as

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amended, the “Option Agreement”), between  Jenson Services; and Benedente Holdings, LLC, a Wyoming limited liability company; B’Chesed, LLC, a Wyoming limited liability company; Sleepy Lion, LLC, a Wyoming limited liability company; Steven Keyser; and Keith Keyser (collectively, the “Optionors”).  The Optionors collectively owned all of the shares of common stock purchased by Jenson Services.  The $25,000 purchase price for these shares came from Thomas J. Howells; Travis T. Jenson and Kelly Trimble, $8,333,33 each.  The purchase price was arrived at following arm’s length negotiation between the Optionors and Jenson Services.

The foregoing transaction was governed by the terms of the Option Agreement.  Pursuant to the terms thereof, Jenson Services has the right to place its designees on the Company’s Board of Directors and the Optionors have agreed to use their best efforts to facilitate the preparation of such documentation as may be necessary or advisable in this regard.  The Company’s Bylaws, as amended, authorize a maximum of 11 directors, subject to increase or decrease by resolution of the Board of Directors or by the stockholders at an annual meeting.  Therefore, since there are presently two members of the Company’s Board of Directors, Jenson Services has the right to designate up to nine Company directors.  As of the date hereof, Jenson Services has not designated any persons to serve on the Company’s Board of Directors.

Jenson Services instructed the Company’s transfer agent to register these shares in the names of the following persons:  Thomas Howells (7,336,000 shares); Travis Jenson (1,350,000 shares); Kelly Trimble (1,350,000 shares); Mark Sansom (1,400,000 shares); Leonard W. Burningham, Esq., (742,893 shares); and Duane Jenson (887,850 shares).   The shares acquired by Messrs. Burningham and Jenson were acquired in consideration of services rendered.

Under the Option Agreement, if:  (i) Jenson Services acquires a majority of the Company’s outstanding shares of common stock pursuant to the exercise of its Option; and (ii) the Company subsequently enters into a merger or other transaction involving the acquisition of or a merger with an operating entity (collectively, (i) and (ii) shall be referred to as the “Merger Conditions”), Jenson Services agreed, within five business days of the closing of such a transaction, to pay to Mr. Keyser the sum of $200,000, less the $158,782.54 in then-outstanding Company trade liabilities as indicated on Schedule A to the Option Agreement.  It is these liabilities that are the partial subject of the Subsidiary Disposition Agreement discussed under Proposal 3, above.

Other than Jenson Services’ right to place its designees on the Board of Directors, as of the date hereof, there are no arrangements which may result in a change in control of the Company.

VOTING PROCEDURES

Section 78.390 of the Nevada Revised Statutes requires that amendments to a Nevada corporation’s Articles of Incorporation be approved by a vote of the holders of a majority of its voting securities.  In addition, under Section 78.565 of the Nevada Revised Statutes, a Nevada corporation may sell all of its property and assets upon the approval of its stockholders holding at least a majority of the corporation’s voting power.  On April 2, 2008, our Board of Directors and the Majority Stockholders, who collectively own approximately 55.9% of our outstanding shares of common stock, consented in writing to all three of the matters set forth in Proposals 1 through 3, above.  Accordingly, no additional stockholder votes or approvals are necessary, and we are not soliciting proxies with respect to any of the matters discussed herein.

DISSENTERS’ RIGHTS OF APPRAISAL

The Nevada Revised Statutes do not provide any dissenters’ rights with respect to either of the above-referenced Proposals.  Therefore, no dissenters’ rights of appraisal will be given in connection with either of these matters.

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INTEREST OF PERSONS ON MATTERS TO BE ACTED ON

Except as indicated below, none of the officers or directors of the Company has a direct or indirect substantial interest, by security holdings or otherwise, in the corporate actions described herein.

Following the transfer of all of the Company’s shares of LipidViro Utah, Benedente will become the sole stockholder of that entity.  Steven Keyser is a director of the Company and may be deemed to control Benedente.

SHAREHOLDERS SHARING AN ADDRESS

We will deliver only one Information Statement to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders.  We undertake to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement is delivered.  A stockholder can notify us that the stockholder wishes to receive a separate copy of the Information Statement by contacting us at the address or phone number set forth above.  Conversely, if multiple stockholders sharing an address receive multiple Information Statements and wish to receive only one, such stockholders can notify us at the address or phone number set forth above.

ADDITIONAL INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 and in accordance with such act we file periodic reports, documents and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters.  Such reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C.  20549 or may be accessed at www.sec.gov.

APPENDIX

The following document is appended to this information statement:

Appendix A

Subsidiary Disposition Agreement

Exhibit A:  LipidViro Tech, Inc., Indebtedness at December 31, 2007

The following documents are incorporated herein by reference:

(a)  Current Report on Form 8-K dated January 3, 2008*

Exhibit 10.1:  Option Agreement

Exhibit 10.2:  Agreement to Purchase Technology

(b) Current Report on Form 8-K dated January 28, 2008*

Exhibit 10.1:  Option Agreement

Exhibit 10.2:  Amendment No. 1 to Option Agreement

(c)  Annual Report on Form 10-KSB/A-1 for the calendar year ended December 31, 2007*

(d)  Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008*

*  The Company undertakes to provide, without charge, to each person to whom an information statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the information that has been incorporated by reference in this information statement.  Such requests may be directed to:  LipidViro Tech, Inc., 1338 South Foothill Blvd., Suite 126, Salt Lake City, Utah  84108; Telephone:  (801) 583-9900.

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APPENDIX “A”

SUBSIDIARY DISPOSITION AGREEMENT

THIS SUBSIDIARY DISPOSITION AGREEMENT (the “Agreement”) is made and entered into by and among LipidViro Tech, Inc., a Nevada corporation (“LipidViro”); LipidViro Tech, Inc., a Utah corporation (“Subsidiary”); and Benedente Holdings, LLC, a Wyoming limited liability company (“Benedente”). In consideration of the terms and conditions set forth below, LipidViro, LipidViro Utah, and Benedente (collectively, the “Parties”) agree as follows:

RECITALS

WHEREAS, LipidViro and/or Subsidiary, which is a wholly-owned subsidiary of LipidViro, are indebted to certain creditors in the aggregate amount of approximately $413,782.54 as of December 31, 2007, as indicated on the attached Exhibit “A” (the “Indebtedness”);

WHEREAS, certain third parties (the “Change of Control Parties”) have gained voting control of LipidViro under the terms of an Option Agreement dated December 18, 2007 (the “Option Agreement”);

WHEREAS, Paragraph 4.2 of the Option Agreement provides for the Change of Control Parties to make a cash payment to Steven Keyser, who is the controlling party with respect to Benedente (the “Keyser Payment”), within five days of a reverse merger or other transaction involving the acquisition of or merger of LipidViro with an operating entity (the “Payment Deadline”), which payment shall be reduced by the amount of any then-outstanding liabilities of LipidViro or Subsidiary;

WHEREAS, Paragraph 4.4 of the Option Agreement requires Mr. Keyser to take all steps necessary to cancel or eliminate LipidViro’s: (i) note payable to Benedente in the principal amount of $719,885; and (ii) note payable to Lombard Inc. in the principal amount of $600,000 (collectively, the “Notes”), including all outstanding principal and

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interest on both Notes;

WHEREAS, Benedente has provided the Company with evidence of the assignment of the Lombard Note to Benedente;

WHEREAS, LipidViro is wishes to divest its ownership of Subsidiary to Benedente in consideration of Benedente’s agreement to negotiate the settlement of the Indebtedness following such divestiture;

WHEREAS, on or about January 3, 2008, Subsidiary executed a separate Option Agreement by which it granted to certain Optionees an option to purchase certain property identified on Exhibit “B” hereto and which constitutes substantially all of the material assets of both LipidViro and Subsidiary;

WHEREAS, on or about January 14, 2008, the Optionees exercised their option and executed an Agreement to Purchase Technology in connection therewith (the “Asset Sale”); and

WHEREAS, the Parties desire to enter into this Agreement in order to provide for LipidViro’s disposition of all of its shares of Subsidiary to Benedente and Benedente’s subsequent full settlement and discharge of the Indebtedness, upon the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the Parties hereby agree as follows.

1.

Cancellation of the Notes.  Benedente hereby cancels both of the Notes,  the originals of which are attached hereto, including all principal and interest currently outstanding thereon and, on behalf of itself and all of its members, managers, affiliates,

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successors and assigns, forever releases and discharges LipidViro and its successors and assigns from any and all claims of any nature, whether known or unknown, arising out of the Notes; provided, however, that this release shall not apply to relieve LipidViro of any duties or obligations owed or imposed under this Purchase Agreement.

2.

Disposition of Subsidiary.  LipidViro shall transfer to Benedente all of its shares of Subsidiary as promptly as possible, subject to: (i) LipidViro’s prior completion of the Asset Sale; and (ii) compliance with applicable state and federal laws and regulations.

3.

Indemnification of LipidViro.

  In consideration of the disposition of the Subsidiary to Benedente as set forth in Paragraph 2, above, both Subsidiary and Benedente  hereby agree to indemnify and hold harmless LipidViro and its affiliates of every kind or nature, including parents, successors, assigns and predecessors, from and against any and all liabilities of LipidViro outstanding as of March 31, 2008, at law or in equity, regardless of legal theory, including but not limited to: (i) all claims relating to the Indebtedness and/or the Notes; (ii) any claims for pre-judgment and post-judgment interest, court costs and attorney’s fees; and (iii) any claims based on the theory of fraudulent transfer or any similar theory as it relates to the Asset Sale and/or the disposition of Subsidiary, except for the obligations undertaken by LipidViro under this Agreement.

4.

Settlement of the Indebtedness.  Benedente agrees to use its best efforts to negotiate the settlement of the Indebtedness in full, and to achieve such settlement as expeditiously as possible

5.

Binding on Successors.  The terms of this Agreement are binding upon

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and shall inure to the benefit of the Parties and their respective successors, representatives and assigns.

6.

Governing Law.  This Agreement shall be governed by the laws of the State of Utah.  Any suit to enforce performance or to obtain an interpretation of this Agreement shall be brought in a court of competent jurisdiction in the State of Utah.  In the event any proceeding is brought to enforce the terms of this Agreement, the prevailing party shall be entitled to an award of reasonable attorneys’ fees and costs associated therewith.

SIGNATURES

“LIPIDVIRO”

LipidViro Tech, Inc., a Nevada

corporation

Dated:__________.

/s/  Steven Keyser

By Steven Keyser

Its  Director

“BENEDENTE”

Benedente Holdings, LLC, a Wyoming

          limited liability company

Dated: __________.

By /s/ Steven Keyser

Its Manager

“SUBSIDIARY”

LipidViro Tech, Inc., a Utah

          corporation

Dated:___________.

/s/ Steven Keyser

By Steven Keyser

Its Director

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EXHIBIT “A”

LIPIDVIRO TECH, INC., INDEBTEDNESS AT DECEMBER 31, 2007

Creditor

Amount

Allen & Caron

 11,107.70

Anserfone

   1,209.20

Atlas Stock Transfer

      357.13

BYU

 95,401.21

Clayton, Howarth & Cannon

      283.47

Contact

   1,817.48

DTC Trust

      240.00

European Patent Office

   1,285.06

Friedrich & Dimmock

 17,044.34

Gabriela Phillips

        19.08

Geribald Investments

105,000.00

Joseph Latino

           4.00

Marketwire

       925.00

Michael J. Larsen, P.C.

    1,583.00

PR Newswire

       440.00

Pritchett, Siler & Hardy

       711.00

Qwest

       156.35

Linda Sharkus (Note payable)

150,000.00

Walstreet International

       399.00

Workman Nydegger

  25,799.52

Total

413,782.54

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